Exhibit 10.2

830 Winter Street

Waltham, Massachusetts 02451

(the “Building”)

FOURTH AMENDMENT

EXECUTION DATE:April 6, 2018

LANDLORD:	CRP/King 830 Winter, L.L.C., a Delaware limited liability company, successor-in-interest to Intercontinental Fund III 830 Winter Street, LLC
TENANT:	ImmunoGen, Inc. a Massachusetts corporation
EXISTING PREMISES:

Approximately 110,035 rentable square feet of space in the Building, comprising 1,610 rentable square feet in the basement, 54,937 rentable square feet on the first (1st) floor, 38,511 rentable square feet on the second (2nd) floor, 14,126 rentable square feet on the third (3rd) floor, and 851 rentable square feet on the penthouse roof

DATE OF LEASE:	July 27, 2007
LEASE EXPIRATION DATE:	March 31, 2026
PREVIOUS LEASE AMENDMENTS:

First Amendment to Lease Agreement dated December 9, 2013 (the “First Amendment”)

Second Amendment to Lease Agreement dated April 28, 2014 (the “Second Amendment”)

Third Amendment dated December 14, 2015 (“Third Amendment”)

FOURTH AMENDMENT EXPANSION PREMISES:

Two areas comprised of:

An area on the first (1st) floor of the Building, containing approximately 550 rentable square feet, substantially as shown on Exhibit A, Fourth Amendment, Sheet 1, a copy of which is attached hereto; and

An area on the second (2nd) floor of the Building, containing approximately 9,450 rentable square feet, substantially as shown on Exhibit A, Fourth Amendment,  Sheet 2,  a copy of which is attached hereto

WHEREAS, Tenant desires to lease additional premises in the Building from Landlord, to wit, the Fourth Amendment Expansion Premises (as defined above), upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Fourth Amendment Expansion Premises to Tenant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the above-described lease, as previously amended (the “Existing Lease”), is hereby further amended as follows (the Existing Lease, as amended hereby, shall hereafter be referred to as the “Lease”).  Any capitalized terms used herein shall have the same definition as set forth in the Lease, except to the extent otherwise set forth in this Fourth Amendment.

1. DEMISE OF THE FOURTH AMENDMENT EXPANSION PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Fourth Amendment Expansion Premises for a term (the “Fourth Amendment Expansion Term”) commencing on the Fourth Amendment Expansion Date  (as hereinafter defined), and expiring on March 31, 2026 (the “Current Expiration Date”).  Effective as of the Fourth Amendment Expansion Date, the Fourth Amendment Expansion Premises and the Existing Premises shall collectively be referred to as the “Premises.”  Said demise of the Fourth Amendment Expansion Premises shall be upon all of the terms and conditions of the Lease applicable to the Existing Premises, except to the extent inconsistent with the terms of this Fourth Amendment.

A.	Fourth Amendment Expansion Date.
i.

The commencement date with respect to the Fourth Amendment Expansion Premises (the “Fourth Amendment Expansion Date”) shall be the earlier of: (x) the date that Tenant first commences to use the Fourth Amendment Expansion Premises, or any portion thereof, for any Permitted Use, or (y)  the Substantial Completion Date, as hereinafter defined, with respect to Landlord’s Fourth Amendment Work, as defined on Exhibit B, Fourth Amendment.  The parties estimate that the Fourth Amendment Expansion Date will occur on or about October 1, 2018 (the “Estimated Fourth Amendment Expansion Date”).  Subject to delays due to Force Majeure and Tenant Delay, as both terms are hereinafter defined, Landlord shall use all commercially reasonable efforts to achieve the Substantial Completion Date with respect to Landlord’s Fourth Amendment Work on or before the Estimated Fourth Amendment Expansion Date; however,  except as set forth in Section 1(A)(ii) below, the failure of Landlord to do so shall in no way affect the validity of the Lease, this Fourth Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.

ii.

Notwithstanding the foregoing, if the Fourth Amendment Expansion Date has not occurred on or before the Outside Completion Date (defined below), then, and as Tenant’s sole remedy, both in law and in equity, in the event of any delay in the Fourth Amendment Expansion Date, Tenant shall be entitled to a credit against Tenant’s obligation to pay Fixed Rent with respect to the Fourth Amendment Expansion Premises equal to one (1) day for each day between the Outside Completion Date and the Fourth Amendment Expansion Date.  The “Outside Completion Date” shall mean the date that is thirty (30) days after the Estimated Fourth Amendment Expansion Date, provided, however, that the Outside Completion Date shall be extended by the length of any delays in Landlord’s Fourth Amendment Work arising from delay by Force Majeure (as hereinafter defined).

B.	Definitions: For purposes of this Fourth Amendment:
i.

“Force Majeure”  shall be defined as any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting there from), war, civil commotion, labor or transportation difficulties, inability to obtain supplies, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

ii.

A “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Fourth Amendment Work caused by: (i) any default, act or omission by Tenant or any employee, agent, representative, consultant, contractor or subcontractor of Tenant, or (ii) any Change in Landlord’s Fourth Amendment Work requested by Tenant in accordance with Exhibit B, Fourth Amendment that has a material impact to the construction schedule.  Notwithstanding the foregoing, in no event shall it be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (i) that a Tenant Delay is occurring, (ii) of the basis on which Landlord has determined that a Tenant

Delay is occurring, and (iii) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay.  No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

iiiThe “Substantial Completion Date” with respect to Landlord’s Fourth Amendment Work shall be defined as (x) the date that all of Landlord’s Fourth Amendment Work is complete, except for minor items which do not materially adversely affect Tenant’s use of the Fourth Amendment Expansion Premises, and (y) the date that Tenant may lawfully use the Fourth Amendment Expansion Premises for the Permitted Use, pursuant to either a temporary or permanent certificate of occupancy issued by the City of Waltham;  provided however, that in the event that Landlord’s Fourth Amendment Work is delayed by any Tenant Delays, then the Substantial Completion Date shall be deemed to have occurred on the date that the Substantial Completion Date would have occurred, but for such Tenant Delays.  Landlord’s certificate of Substantial Completion shall be conclusive and binding upon Tenant unless, within five (5) Business Days of Tenant’s receipt of such certificate, Tenant gives written notice to Landlord objecting to such certificate, such notice of objection to set forth with specificity the basis of Tenant’s objections to such certificate.

C. Rent. Tenant shall pay Fixed Rent and Additional Rent with respect to the Fourth Amendment Expansion Premises as set forth below:
(i)

Fixed Rent:    Commencing as of the Fourth Amendment Expansion Date and continuing through the Current Expiration Date, as the same may be extended, Tenant shall pay Fixed Rent to Landlord with respect to the Fourth Amendment Expansion Premises as set forth below:

*
Fourth Amendment Lease Year*	Annual Fixed Rent	Monthly Payment	Fixed Rent Per Rentable Square Foot
1	$480,000.00**	$40,000.00**	$48.00**
2	$490,000.00	$40,833.33	$49.00
3	$504,700.00	$42,058.33	$50.47
4	$519,800.00	$43,316.67	$51.98
5	$535,400.00	$44,616.67	$53.54
6	$551,500.00	$45,958.33	$55.15
7	$568,000.00	$47,333.33	$56.80
Lease Year 8-3/31/26:	$585,000.00	$48,750.00	$58.50

See Sections 36 and 37 of the Lease for the Rent payable by Tenant with respect to the Fourth Amendment Expansion Premises, if Tenant exercises either of its Extension Options pursuant to Section 36 of the Lease.

*For the purposes hereof, the first “Fourth Amendment Lease Year” shall be defined as the period commencing as of the Fourth Amendment Expansion Date and ending on the last day of the month in which the first (1st) anniversary of the Fourth Amendment Expansion Date occurs; provided, however, that if the Fourth Amendment Expansion Date occurs on the first day of a calendar month, then the first Fourth Amendment Lease Year shall expire on the day immediately preceding the first (1st) anniversary of the Fourth Amendment Expansion Date.  Thereafter, “Fourth Amendment Lease Year” shall be defined as any subsequent twelve (12) month period during the Lease Term.    The “Fourth Amendment Expansion Premises Rent Commencement Date” shall be the Fourth Amendment Expansion Date.

**Notwithstanding the foregoing, on the condition that no Event of Default by Tenant with respect to any monetary obligation or material non-monetary obligation occurs on or before the date that the following described rent credits (“Rent Credits”) are available to Tenant, Tenant shall be entitled to the following Rent Credits against Tenant’s obligation to pay the monthly installments of Annual Fixed Rent during Fourth Amendment Lease Year 1:

Months 1-6:$18,000.00 per month

Months 7-9:$12,000.00 per month

Months 10-12:$6,000.00 per month

For the purposes of determining the timing of the foregoing Rent Credits, each “Month” shall commence on the same day of the month as the day of the month on which the the Fourth Amendment Expansion Date occurs, and end on the day immediately preceding the first day of the next following Month; provided, however, that, in any event, the last day of Month 12 shall be the last day of Fourth Amendment Lease Year 1.

(ii)

Additional Rent.  Commencing as of the Fourth Amendment Expansion Premises Rent Commencement Date and continuing through the Current Expiration Date, as the same may be extended, Tenant’s Proportionate Share shall be increased to equal 65%. Tenant shall pay Taxes and Operating Expenses in accordance with Sections 4 and 5 of the Lease, respectively.

D. Utilities.  Commencing as of the Fourth Amendment Expansion Date, and continuing through the Current Expiration Date, as the same may be extended, Tenant shall pay for all utilities provided to the Fourth Amendment Expansion Premises in accordance with Section 6 of the Lease.  Landlord shall, as part of the Tenant Improvement Work (as defined in on Exhibit B, Fourth Amendment), connect the electrical system serving the Fourth Amendment Expansion Premises to a check meter measuring the electrical consumption in the Expansion Premises.

E.	Condition of Fourth Amendment Expansion Premises.

i.

Subject to Landlord’s obligations to perform Landlord’s Fourth Amendment Work and to provide Landlord’s Fourth Amendment Contribution, each as defined in Exhibit B, Fourth Amendment, and to Landlord’s representation set forth in Section 1(E)(ii) below, Tenant acknowledges and agrees that Tenant is leasing the Fourth Amendment Expansion Premises in its “AS IS,” “WHERE IS” condition and with all faults on the Execution Date of this Fourth Amendment, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord. Tenant shall, at Tenant’s sole cost and expense, install telephone and data wiring in the Fourth Amendment Expansion Premises. Tenant acknowledges that it has received from Landlord the decommissioning report which Landlord received from the prior tenant of the Fourth Amendment Expansion Premises, entitled:

“GlaxoSmithKline Laboratory Surrender Plan; 830 Winter Street, Waltham, Massachusetts, prepared for King Street Properties, Cambridge, Massachusetts, prepared by GlaxoSmithKline, dated December 15, 2017 (the “GSK Report”).”

ii.

Landlord represents that, as of the Execution Date of this Fourth Amendment, the Fourth Amendment Expansion Premises are, to the Best of Landlord’s Knowledge, as hereinafter defined, free of all Hazardous Materials (as defined in Section 8.3(a) of the Lease) other than as set forth in the GSK Report.  For the purposes of this Section 1(E),  to the “Best of Landlord’s Knowledge” shall mean the actual knowledge of Tyson Reynoso, the asset manager for the Property, without any duty on the part of Tyson Reynoso to perform any due diligence.

2. YIELD UP

Reference is made to Section 11.3 of the Lease, pursuant to which Landlord has the right, at the time that it approves any Alterations, to give Tenant notice requiring Tenant to remove such Alterations at the end of the Lease Term.  Landlord agrees that: (i) Tenant shall not be required to remove any portion of Landlord’s Fourth Amendment Work which is described on Exhibit B-1, Fourth Amendment or on Exhibit B-2, Fourth Amendment, and (ii) Tenant shall not be required to remove any other Alterations to the Fourth Amendment Premises (whether such Alterations arise from Changes to Landlord’s Fourth Amendment Work or future Alterations made by Tenant), unless, in Landlord’s reasonable judgment, such Alterations:  (x) adversely affect the general utility of the Building for use by prospective and future tenants, and (y) require additional expense to readapt the Fourth Amendment Expansion Premises to normal use as a biotechnology office and research and development facility.

3. PERMITTED USE; CONTROL AREAS; PERMITTED HAZARDOUS MATERIALS

A.The Permitted Use of the first (1st) floor portion of the Fourth Amendment Expansion Premises shall be general, administrative and executive offices and laboratory uses and other customary uses accessory to the foregoing, and for no other purpose.  The Permitted Use of the second (2nd) floor portion of the Fourth Amendment Expansion Premises shall be general, administrative and executive offices and other customary uses accessory to the foregoing, and for no other purpose.

B.The parties hereby acknowledge and agree that Tenant is not be entitled to any additional Basement Control Area, First Floor Control Area, Second Floor Control Area, or Third Floor Control Area in addition to the Control Areas provided to Tenant pursuant to Section 8.3(d) of the Lease.

C.Tenant covenants and agrees that Tenant shall not generate, store, or use any Hazardous Materials, as defined in Section 8.3(a) of the Lease in the second (2nd) floor portion of the Fourth Amendment Expansion Premises.  Tenant further covenants and agrees that Tenant shall not generate, store or use any Hazardous Materials in the first (1st) floor portion of the Fourth Amendment Expansion Premises unless the same are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby acknowledges that it has approved the generation, storage and use by Tenant in the first (1st) floor portion of the Fourth Amendment Expansion Premises of the Hazardous Materials listed on Exhibit C, Fourth Amendment, attached hereto.

4. PARKING

Reference is made to the fact that Landlord has constructed an additional garage (“New Garage”) serving the Building and the adjacent building, known as 828 Winter Street (“Adjacent Building”), so that the parking serving the Building and the Adjacent Building now consists of surface parking spaces and parking spaces in the New Garage and in the existing garage (“Existing Garage”).  Therefore, and in order to reflect the additional parking to which Tenant will be granted based upon its demise of the Fourth Amendment Expansion Premises, the first (1st) sentence of Section 10 of the First Amendment (which deleted and restated Section 33 of the Lease) is hereby deleted and restated as follows:

“33.  PARKING.    Pursuant to all covenants, conditions and agreements to this Lease, Landlord hereby authorizes for use by Tenant, at no additional charge to Tenant (other than Tenant’s obligation to its share of Operating Expenses and Taxes related to the parking facilities), the following parking spaces:

282 parking spaces in the New Garage and surface parking;

and

48 parking spaces in the Existing Garage.

5. SECURITY DEPOSIT

Reference is made to the fact that Landlord is currently holding a Security Deposit in the form of a letter of credit in the amount of $800,000.00 in accordance with the provisions of

Section 7.2 of the Lease, as amended by Section 9 of the First Amendment and Section 11 of the Second Amendment.  Landlord shall continue to hold said Security Deposit in the amount of $800,000.00 during the Lease Term, in accordance with the provisions of said Section 7.2 of the Lease, as amended as aforesaid, as security for Tenant’s obligations under the Lease.  Notwithstanding anything to the contrary set forth in Sections 7.2, as amended, in no event shall the Security Deposit in the amount of $800,000.00 be subject to any further reduction during the Lease Term.

6. RIGHT OF FIRST OFFER

A.Reference is made to Tenant’s Right of First Offer, as set forth in Section 35 of the Lease.  Further reference is made to the fact that:

(i) Landlord’s lease (“Histogenics Lease”) with Histogenics Corporation (“Histogenics”) of premises (“Histogenics Premises”) located on the third floor of the Building expires on December 31, 2024, and Histogenics has the right (“Histogenics Extension Option”) to extend the term of the Histogenics Lease for one (1) additional five (5) year term;  and

(ii) Landlord’s lease with GlaxoSmithKline LLC (“GSK”) of premises (“GSK Premises”) has terminated, and the Fourth Amendment Expansion Premises are a portion of the GSK Premises.

For the purposes of this Section 6, the portions of the GSK Premises which have not been leased to Tenant, are referred to herein as the “Available GSK Premises”.

B.The parties expressly agree that:

(i) Tenant’s Right of First Offer with respect to the Histogenics Premises is expressly subject to Histogenics Extension Option and the Histogenics Premises shall not be deemed to be available for lease to Tenant pursuant to Tenant’s Right of First Offer until the expiration or earlier termination of the Histogenics Lease, and

(ii) Tenant’s Right of First Offer with respect to any portion of the Available GSK Premises shall not be deemed to be available to lease to Tenant pursuant to Tenant’s Right of First Offer until after the expiration or earlier termination of Landlord’s lease (“Next Tenant Lease”) with the next tenant to occupy such portion of the Available GSK Premises, as such Next Tenant Lease may be extended pursuant to any extension or renewal option(s) contained in such Next Tenant Lease, and Tenant’s Right of First Offer with respect to any portion of the Available GSK Premises is expressly subject to any extension or renewal option(s) contained in the Next Tenant Lease of such portion of the Available GSK Premises.

7. EXTENSION OPTIONS

The parties confirm and agree that Tenant shall continue to have its right, as set forth in Section 36 of the Lease, to extend the Lease Term with respect to the entirety of the Premises then demised to Tenant for two (2) additional Extension Terms, the first Extension Term commencing as of April 1, 2026 and expiring as of March 31, 2031, and the second Extension Term commencing as of April 1, 2031 and expiring as of March 31, 2036.

8. BROKER

Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Fourth Amendment, other than CBRE (the “Broker”).  Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.  Landlord shall pay any commission due to the Broker pursuant to a separate agreement between Landlord and the Broker.

9. INAPPLICABLE LEASE PROVISIONS

Section 10.1 (Construction) of the Lease; Section 8 and Exhibit C (Additional Construction Allowance) and Exhibit D (Decommission Work) of the First Amendment, Section 10 and Exhibit A (Third Construction Allowance) of the Second Amendment,  and Section 1 of the Third Amendment (Demise of the Expansion Premises) shall have no applicability with respect to this Fourth Amendment.

10. CONFLICT

In the event that any of the provisions of the Lease are inconsistent with this Fourth Amendment or the state of facts contemplated hereby, the provisions of this Fourth Amendment shall control.

[REMAINDER OF PAGE BLANK;

SIGNATURE PAGE AND EXHIBITS TO FOLLOW]

EXECUTED under seal as of the date first above written.

LANDLORD:

CRP/KING 830 WINTER, L.L.C.,

a Delaware limited liability company

By:CRP/King 830 Winter Venture, L.L.C.,

a Delaware limited liability company,

its sole Member

By:  King Munson LLC,
               a Delaware limited liability company

               a Member

By:  King Street Properties Investments LLC,
a Massachusetts limited liability company,

its Manager

By:____/s/ Thomas Ragno______________

      Name:_Thomas Ragno______________

      Title:__Manager___________________

TENANT:

IMMUNOGEN, INC.,
a  Massachusetts corporation

By:_______/s/ David B. Johnston______________

    Name:____David B. Johnston_______________

     Title:_____CFO & Treasurer_______________

CONSENT OF MORTGAGE

Pursuant to Subordination, Non-Disturbance and Attornment Agreement dated February 22, 2017,  among the parties, the undersigned hereby consents to the Tenant’s and the Landlord’s entry into the foregoing Fourth Amendment.

PARLEX 5 FINCO, LLC, a Delaware limited liability company, successor-in-interest to HUSKY FINCO, LLC

By: ____/s/ Thomas C. Ruffing_______
Name: ____Thomas C. Ruffing_______
Title: _____Managing Director________

On the  6th day of April, 2018, before me, the undersigned, a notary public in and for said state, personally appeared Thomas C. Ruffing, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

___/s/ Rebecca Nyahay____________________

My commission expires: September 28, 2019

Exhibit 10.2

EXHIBIT B, FOURTH AMENDMENT

WORK LETTER

This Exhibit is attached to and made a part of the Fourth Amendment, by and between CRP King 830 Winter, L.L.C., a Delaware limited liability company (“Landlord”), and ImmunoGen, Inc., a Massachusetts corporation (“Tenant”), for space located at 830 Winter Street, Lexington, Massachusetts.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.Definitions.  This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use.  For the purposes of this Lease, “Landlord’s Fourth Amendment Work” consists of the Base Building Work and the Tenant Improvement Work, each as hereinafter defined.  The “Base Building Work” is identified on the Landlord/Tenant Responsibility Matrix attached hereto as Exhibit B-1, Fourth Amendment.  The “Tenant Improvement Work” is: (i) identified on the Landlord/Tenant Responsibility Matrix attached hereto as Exhibit B-1, Fourth Amendment,  (ii) shown on the Space Plans attached hereto as Exhibit B-2, Fourth Amendment, Sheet 1, and (iii) shown on the Tenant Equipment List for the First Floor attached hereto as Exhibit B-2, Fourth Amendment, Sheet 2.   The Base Building Work shall be performed at Landlord’s sole cost and expense.  The Tenant Improvement Work shall be performed at Tenant’s cost and expense, subject to Landlord’s Fourth Amendment Contribution, as hereinafter set forth.

2.Permit Plans.

(a) Landlord shall engage Olson Lewis Architects (“Landlord’s Architect”) as its subconsultant to act as the architect to prepare the permit set of plans and specifications (“Permit Set of Plans and Specifications”) for Tenant Improvement Work.  Landlord shall submit to Tenant, together with the Permit Set of Plans and Specifications, an estimate (“Permit Set Estimate”) of the Cost of the Tenant Improvement Work based upon the Permit Set.

(b) The Permit Set shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and, in any event Tenant shall, within five (5) Business Days of Tenant’s receipt of such Permit Set, respond in writing by either approving such Permit Set or disapproving such Permit Set and advising Landlord of the reasons why Tenant is disapproving such Permit Set.

(c) If Tenant reasonably determines that the Permit Set Estimate is higher than is acceptable to Tenant, then Tenant shall have the right to give request Changes to Tenant Improvement Work, provided, however, that if Tenant requests  Changes to the Permit Set of Plans and Specifications which have a material impact on the Construction Schedule more than one (1) time, then any such subsequent changes shall, in accordance with the last sentence of this Section 2(c), be a Tenant Delay.  In order to exercise such right to request Changes to Tenant Improvement Work in order to reduce the Permit Set Estimate, Tenant shall, on or before the date five (5) Business Days after Tenant receives Landlord’s notice to Tenant of the Permit Set Estimate, give written notice to Landlord specifying the changes in Tenant Improvement Work requested by Tenant.  Such changes shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed).   Based upon the Construction Documents for Tenant Improvement Work, which are based upon the changes

Exhibit C, Fourth Amendment

requested by Tenant, as approved by Landlord, as aforesaid, the Contractor shall establish the GMP for the construction of Tenant Improvement Work in accordance with this Section 2.  Tenant shall have the right to review the revised GMP within three (3) Business Days after receipt thereof but any subsequent Changes to the Tenant Improvement Work that have material impact to the construction schedule shall constitute a Tenant Delay.

3.Landlord’s Fourth Amendment Contribution.  Landlord and Tenant acknowledge that the Construction Documents have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Tenant Improvement Work at this time.  Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the Cost of Tenant Improvement Work  (as hereinafter defined) shall be limited to an amount (“Landlord’s Fourth Amendment Contribution”) which shall not exceed $400,000.00 (i.e., $40.00 per rentable square foot of the Fourth Amendment Expansion Premises) (the “Maximum Amount”) and that Tenant shall be responsible for the Cost of Tenant Improvement Work to the extent that it exceeds the Maximum Amount.  The “Cost of Tenant Improvement Work” shall be defined as: (i) all hard costs  (“Hard Costs”) and soft costs (including, without limitation, space planning and design, permit fees, signage and cabling) the cost of obtaining permits and any applicable state sales and use taxes) (“Soft Costs”) incurred by Landlord relating to the performance of the Tenant Improvement Work, provided however, that no more than $40,000.00 of Landlord’s Fourth Amendment Contribution may be used for Soft Costs.    The use of freight elevators, security, access to loading docks, parking, utilities and temporary HVAC during the performance of the Tenant Improvement Work shall not be included in the Cost of Tenant Improvement Work and Tenant shall not be required to pay for such services, except to the extent that such activities occur after normal Building business hours.

4.Contractor; GMP.  Landlord shall enter into a contract (“Contract”) for the Tenant Improvement Work with The Richmond Group (“Contractor”).  The Contract shall be on the basis of a guaranteed maximum price (“GMP”).  The GMP shall be determined based upon the sum of the following:

Contractor’s Fee:  5% of the sum (“Cost of the Work”) of: (i) Direct Cost of the Tenant

Improvement Work, (ii) Supervision Costs, and (iii) General Conditions Costs.

Supervision Costs:  $190,000.00

General Conditions Costs:  $58,000.00

Direct Cost of the Tenant Improvement Work:  Determined by bids obtained from subcontractors in accordance with Section 7 below.

Construction Contingency:   3% of the Cost of the Work

5.Preparation of Construction Documents.  Landlord shall engage Landlord’s Architect to prepare the Construction Documents for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

6.Tenant Responses.  Tenant shall respond, in writing, to any requests from Landlord or the Contractor for information, consents, or authorizations to proceed in connection with Landlord’s Fourth Amendment Work, within three (3) Business Days of Tenant’s receipt of such request.  Any failure by Tenant to respond within such time period may be the basis of a Tenant Delay.   Tenant shall have the right to hire a mutually approved Tenant Construction Representative to oversee all required construction relative to the Tenant Premises.

7.Bid Process.  Tenant hereby acknowledges that:

•

the Contractor will receive a single bid for each of the following portions of Landlord’s Fourth Amendment Work from the designated subcontractors (“Designated Subcontractors”) listed below who will perform such portions of Landlord’s Fourth Amendment Work:

Mechanical:  Environmental Systems, Incorporated

Plumbing:  North Shore Mechanical Contractors

Fire Protection: Noremac Sprinkler Corporation

Electrical:  Nappa Electric

•

Landlord will cause the Contractor to use reasonable efforts to obtain at least three (3) bidders for other portions of Landlord’s Fourth Amendment Work; however, given the current market, it may not be possible to obtain more than one or two bidders with respect to portions of Landlord’s Fourth Amendment Work.  Landlord shall make available to Tenant copies of all subcontractor bids and executed subcontracts for Tenant’s information and review.

8.Tenant’s Share.  For the purposes of this Exhibit B, Fourth Amendment: (i) if the Cost of Tenant Improvement Work is equal to, or less than, the Maximum Amount, then “Tenant’s Share” shall be 0%, and (ii) if the Cost of Tenant Improvement Work is greater than the Maximum Amount, then Tenant’s Share shall be a fraction, the numerator of which is the amount by which the total Cost of Tenant Improvement Work exceeds the Maximum Amount, and the denominator of which is the total Cost of the Tenant Improvement Work based upon the approved GMP and Landlord’s estimated budget for the other costs included in the Costs of the Tenant Improvement Work.

9.Tenant’s Obligation to Pay.  If the Cost of Tenant Improvement Work exceeds the Maximum Amount (“Excess Costs”), Tenant shall pay to Landlord such Excess Costs as follows:  (i) Tenant shall pay Tenant’s Share of Tenant Improvement Costs within thirty (30) days of Billing  (as hereinafter defined), (ii) with respect to any Changes to Tenant Improvement Work, Tenant shall pay for the cost of such changes in accordance with Section 10 below, and (iii) with respect to any increases in the Cost of Tenant Improvement Work arising from Claims by the Contractor, Tenant shall pay for the cost of such Claims as set forth in Section 11 below.  “Billing” shall be defined as any invoice from Landlord setting forth, reasonable detail, the amount due from Tenant, and shall include invoices from vendors and service providers, and applications for payment from the Contractor for work completed through the date of Billing, as certified by the Contractor.  Billing may not be submitted to Tenant more than one time per calendar month.  The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

10.Changes.  If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord (“Changes”), Landlord shall have such revisions to the drawings prepared.  Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion.  Tenant, within three (3) Business Days, shall notify Landlord in writing whether it desires to proceed with such Change.  In the absence of such written authorization, Landlord shall have the option to continue work on the Fourth Amendment Expansion Premises disregarding the requested Change.  To the extent that the cost of performing such revisions cause the cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall reimburse Landlord for the Cost of Tenant Improvement Work associated with such Changes within thirty (30) days of upon Billing, as such Change work is being performed.

11. Claims.  To the extent that any claims (“Claims”) by the Contractor cause the Cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall pay for such excess within thirty (30) days of Billing. Claims shall include any amounts properly due to the Contractor under the Contract based upon the claims of the Contractor under the Contract, provided however, that the Claims shall not include any amounts arising from the default or negligence of Landlord, or Landlord’s agents or employees, under the Contract.

12. Performance of Landlord’s Fourth Amendment Work; Tenant’s Work.

(a) Following approval of the Construction Documents and Tenant’s written authorization to proceed with Tenant Improvement Work, Landlord shall cause the Tenant Improvement Work to be constructed in all material respects in accordance with the approved Construction Documents.

(b) Tenant’s Work. “Tenant’s Work” shall be defined as Tenant’s Required Work and Tenant’s Elective Work, each as hereinafter defined.
1.

Tenant’s Required Work.  The parties acknowledge that in order to achieve Substantial Completion of Landlord’s Fourth Amendment Work, it will be necessary for Tenant to purchase and install a modular wall system in the Fourth Amendment Expansion Premises (“Modular Wall System”).  Therefore, Tenant shall, at Tenant’s sole expense, perform the following work (“Tenant’s Required Work”): (i) submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned, or delayed) plans and specifications for the Modular Wall System, (ii) engage a contractor approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed) to install the Modular Wall System in the Fourth Amendment Expansion Premises, and (ii) design, purchase and install a Modular Wall System in the Fourth Amendment Expansion Premises in accordance with the design, purchase and installation schedule (“Tenant’s Work Schedule”) attached hereto as

Exhibit B-3, Fourth Amendment. Any failure by Tenant to satisfy perform its obligations under this paragraph shall be deemed to be a Tenant Delay.
2.

Tenant’s Elective Work.  In addition to Tenant’s Required Work, Tenant shall have, at Tenant’s sole cost and expense, the right to install Tenant’s cabling and wiring in the Fourth Amendment Expansion Premises prior to the Fourth Amendment Expansion Date (“Tenant’s Elective Work”) in accordance with Tenant’s Work Schedule.  Tenant shall submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned, or delayed) plans and specifications for Tenant’s Elective Work.

3.

Tenant’s Right of Access to the Fourth Amendment Expansion Premises to Perform Tenant’s Work.  Tenant shall have the right to access the Fourth Amendment Expansion Premises, at Tenant’s sole risk at the times indicated in the Tenant’s Work Schedule in order to perform each portion of Tenant’s Work, provided such access does not materially interfere with the preparation for or performance of Landlord’s Fourth Amendment Work.  Tenant shall, prior first entering the Fourth Amendment Expansion Premises pursuant to this Section 12, provide Landlord with certificates of insurance evidencing that the insurance required in Section 18.1 of the Lease is in full force and effect and covering any person or entity entering the Building.  Tenant shall defend, indemnify and hold Landlord and the other Landlord Parties (as defined in Section 9 of the Lease) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including, without limitation, reasonable legal fees) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Fourth Amendment Expansion Premises prior to the Fourth Amendment Expansion Date as provided under this Section 12.  Tenant shall coordinate its access to the Fourth Amendment Expansion Premises prior to the Fourth Amendment Expansion Date with Landlord’s property manager.

(c) Impact of the Performance of Landlord’s Fourth Amendment Work on Tenant’s Operations.  Tenant acknowledges certain portions of Landlord’s Fourth Amendment Work shall be performed within portions (“Areas to Be Renovated”) of the Existing Premises located on the first (1st) and second (2nd) floors.  Tenant agrees that it shall cooperate with Landlord, in such manner as Landlord may reasonably request (including, without limitation, by vacating the Area to Be Renovated in accordance with the schedule determined by Landlord) in order to enable Landlord to perform Landlord’s Fourth Amendment Work in a timely and cost effective manner.  Landlord shall consult with Tenant in order to coordinate Landlord’s Fourth Amendment Work with Tenant’s schedule, whenever possible, to minimize disruption to Tenant’s business operations in Areas to Be Renovated as well as in other portions of the Existing Premises in the vicinity of the performance of Landlord’s Fourth Amendment Work.  However, there shall be no diminution or abatement of Fixed Rent or Additional Rent or other compensation due from Landlord to Tenant hereunder, nor shall the Lease or this Fourth Amendment be affected or any of Tenant’s obligations hereunder or thereunder be reduced, and Landlord shall have no responsibility or liability for any inconvenience or disruption to Tenant’s business operations as the result of Landlord’s Fourth Amendment Work.

(d) Punchlist Items.  Landlord shall, promptly after Substantial Completion of Landlord’s Fourth Amendment Work, provide Tenant with a list (the “Punchlist”) of outstanding items (the “Punchlist Items”) which need to be performed to complete Landlord’s Fourth Amendment Work.   Subject to Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the Punchlist, complete all Punchlist Items within sixty (60) days of the date of the Punchlist.

13. Landlord’s Warranty.

(a)Landlord’s Warranty.  Landlord hereby warrants and represents to Tenant that Landlord’s Fourth Amendment Work shall be performed: (i) in a good and workmanlike manner; (ii) in all material respects, in accordance with the Construction Documents, and (iii) in accordance with all applicable law (“Landlord’s Warranty”).  For avoidance of doubt, Tenant expressly agrees that Landlord’s Warranty does not apply to portions of the Building (including, without limitation, common Building systems and facilities) which exist as of the Execution Date of this Fourth Amendment and which are not part of Landlord’s Fourth Amendment Work.

(b)Tenant’s Remedies in the Event of Breach of Landlord’s Warranty.  If, on or before the Warranty Expiration Date (as hereinafter defined), Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.   The “Warranty Expiration Date” shall be defined as the date eleven (11) months and two (2) weeks after the Fourth Amendment Expansion Date.  Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has breached Landlord’s Warranty or Landlord has otherwise failed  to perform Landlord’s construction obligations under this Exhibit B, Fourth Amendment, Tenant shall be deemed conclusively to have: (i) approved the Landlord Work, (ii) waived any claim that Landlord has breached Landlord’s Warranty, and (iii) have agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Letter.  The provisions of this Section 11(b) sets forth the Tenant’s sole remedies for any breach of the Landlord’s Warranty; however nothing in this Section 11(b) shall be deemed to relieve the Landlord of its responsibilities to perform maintenance and repairs as required pursuant to Section 11.1 of the Lease or affect or limit the provisions of Section 13 of the Lease.  With respect to any latent defects in Landlord’s Fourth Amendment Work discovered by Tenant after the Warranty Expiration Date, Landlord shall, upon request of Tenant, assign to Tenant its rights against any contractor, subcontractor, and/or designer engaged by Landlord in connection with Landlord Work to the extent necessary to enable Tenant to assert claims against such contractor, subcontractor and/or designer in connection with such latent defect.

14.Miscellaneous

(a) Tenant’s Authorized Representative.  Tenant designates Brian Kendrew (email:  [redacted]), telephone:  [redacted];  “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than five (5) Business Days advance written notice to Landlord.

(b)Landlord’s Authorized Representative.  Landlord designates Tyson Reynoso (email: [redacted], telephone [redacted];  “Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change Landlord’s Representative at any time upon not less than five (5) Business Days advance written notice to Tenant.

(c)Tenant shall have the right, during the performance of Landlord’s Fourth Amendment Work, to have Tenant’s Representative participate in weekly construction meetings with Landlord and the Contractor as to the status of the performance of Tenant Improvement Work.

Tenant shall have access to the Fourth Amendment Expansion Premises prior to the Fourth Amendment Expansion Date in accordance with the provisions of Section 12(b)(3) of this Exhibit B, Fourth Amendment.

15.Disputes.

Any disputes relating to provisions or obligations in this Fourth Amendment in connection with Landlord’s Fourth Amendment Work or this Exhibit B, Fourth Amendment shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended.  Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association.  Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord’s Fourth Amendment Work shall be a construction consultant experienced in the construction of office/laboratory buildings in the City of Waltham, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party.  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts.  The arbitrator shall hear the parties and their evidence.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.  The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.  Except where a specified period is referenced in the Lease, no arbitrable dispute shall be deemed to have arisen under the Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.  In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).